Exhibit 1

EXECUTION VERSION

FORD MOTOR CREDIT COMPANY LLC

Euro Medium-Term Notes

Sales Agency Agreement

February 17, 2017

To the Agents listed on
the signature page hereto:

Ladies and Gentlemen:

Ford Motor Credit Company LLC, a Delaware limited liability company (the “Company”), confirms its agreement with Goldman Sachs International, as lead arranger (the “Lead Arranger”), and Australia and New Zealand Banking Group Limited, Barclays Bank PLC, BB Securities Limited, BNP Paribas, Banco Bradesco BBI S.A., Citigroup Global Markets Limited, Commerzbank Aktiengesellschaft, Crédit Agricole Corporate and Investment Bank, Credit Suisse Securities (Europe) Limited, Deutsche Bank AG, London Branch, HSBC Bank plc, J.P. Morgan Securities plc, Lloyds Bank plc, Merrill Lynch International, Mizuho International plc, Morgan Stanley & Co. International plc, RBC Europe Limited, SMBC Nikko Capital Markets Limited, Société Générale, The Royal Bank of Scotland plc (trading as NatWest Markets), UniCredit Bank AG (each, an “Agent,” and collectively along with Goldman Sachs International, the “Agents”) with respect to the issue and sale by the Company of up to €5,250,000,000 aggregate principal amount (or its equivalent based upon the applicable exchange rate at the time of the applicable trade date in one or more foreign currencies designated by the Company) of its Euro Medium-Term Notes Due Nine Months or More from Date of Issue having the terms specified from time to time in each Prospectus referred to below or any amendment or supplement thereto (the “Notes”). The aggregate principal amount of the Notes will decrease to the extent the Company sells its Medium-Term Notes, Due Nine Months or More from Date of Issue — Series B, that are described in the prospectus supplement, dated August 13, 2015, as amended and supplemented from time to time. It is understood, however, that the Company may from time to time (1) authorize the issuance of additional Notes and that such additional Notes may be sold to or through one or more Agents pursuant to the terms of this Agreement, all as though the issuance of such Notes were authorized as of the date hereof and (2) may offer and sell other debt securities similar to the Notes in offerings not subject to this Agreement.  The Notes will be issued as a series of debt securities pursuant to the indenture dated as of March 16, 2015 as supplemented from time to time (such indenture, together with any indentures supplemental thereto, being herein referred to as the “Indenture”) between the Company and The Bank of New York Mellon, as trustee (the “Trustee”).

Subject to the terms and conditions stated herein, the Company hereby (i) appoints each of the Agents as an agent of the Company for the purpose of soliciting purchases of the Notes from the Company and each Agent hereby agrees to use its reasonable best efforts to solicit purchases of the Notes, (ii) reserves the right to sell Notes directly on its own behalf and (iii) agrees that, except as otherwise contemplated herein, whenever it determines to sell Notes directly to an Agent as principal, it will enter into a separate agreement, the substance of which shall be substantially similar to the substance of the Terms Agreement attached hereto as Exhibit A, with such additions and deletions as the parties thereto may determine, in accordance with Section 3(c) hereof.

The Company has filed with the Securities and Exchange Commission (the “SEC”) an automatic shelf registration statement on Form S-3 (No. 333-202789) for registration of its debt securities, including the Notes, under the Securities Act of 1933, as amended (the “Act”), and the offering thereof from time to time in accordance with Rule 415 under the rules and regulations of the SEC under the Act (the “1933 Act Regulations”).   The term “Registration Statement” means, as of any time, the aforementioned registration statement and any additional registration statement filed pursuant to which Notes may be offered, including any document incorporated, or deemed to be incorporated, by reference therein pursuant to Item 12 of Form S-3 under the Act and also including the exhibits and schedules thereto, and any prospectus, prospectus supplement and/or pricing supplement that is, or is deemed or is retroactively deemed, in accordance with Rule 430B(f)(2) under the Act, to be a part thereof at such time that has not been superseded or modified; provided, however, that in the absence of any time reference, such term means the aforementioned Registration Statement at the time of the first contract of sale for the particular Notes, which time shall be considered the “new effective date” of such registration statement with respect to such Notes within the meaning of Rule 430B(f)(2) of the Act.  The Registration Statement originally became effective upon filing with the SEC pursuant to Rule 462(e) of the Act and is an “automatic shelf registration statement” as defined in Rule 405 under the Act.  The Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the “1939 Act”).

The term “Time of Sale Prospectus” means, collectively, (i) the base prospectus relating to various securities of the Company, including the Notes, that was included in the Registration Statement at its time of filing, (ii) the prospectus supplement relating to the Notes most recently filed by the Company with the SEC pursuant to Rule 424(b) under the 1933 Act Regulations prior to the offer and acceptance of any particular Notes, (iii) the Issuer Free Writing Prospectus (as defined below), if any, used at or prior to the Applicable Time, (iv) the final term sheet relating to the Notes constituting an Issuer Free Writing Prospectus and a Permitted Free Writing Prospectus (as defined below) and (v) any preliminary pricing supplement relating to the Notes delivered by the Company to the applicable Agent(s) for conveyance to investors prior to the sale of the particular Notes and filed by the Company with the SEC pursuant to Rule 424(b) under the Act, including, in each case, any document incorporated, or deemed to be incorporated, by reference therein.

The term “Prospectus” means, collectively, (i) the base prospectus relating to various securities of the Company, including the Notes, that was included in the Registration Statement at its time of filing, (ii) the prospectus supplement relating to the Notes most recently filed by the Company with the SEC pursuant to Rule 424(b) under the 1933 Act Regulations prior to the offer of any particular Notes and (iii) any final pricing supplement relating to the Notes delivered by the Company to the applicable Agent(s) for conveyance to investors and filed by the Company with the SEC pursuant to Rule 424(b) under the Act.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations relating to the Notes of a particular tranche in the form filed or required to be filed by the Company with the SEC or, if not required to be filed, in the form retained, or required to be retained, in the Company’s records pursuant to Rule 433(g) of the 1933 Act Regulations.

All references in this Agreement to financial statements and schedules and other information which is “disclosed,” “contained,” “included,” “set forth” or “stated” (or other references of like import) in the Registration Statement, Time of Sale Prospectus or Prospectus shall be deemed to include all such financial statements and schedules and other information which is incorporated, or deemed to be incorporated, by reference in the Registration Statement, Time of Sale Prospectus or Prospectus, as the case may be, prior to the offer and acceptance of the Notes pursuant to this Agreement; and all references in this Agreement to amendments or supplements to the Registration Statement, Time of Sale Prospectus or Prospectus shall be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended (the “1934 Act”), which is incorporated by reference in the Registration Statement, Time of Sale Prospectus or Prospectus, as the case may be, at or after the offer and acceptance of the Notes pursuant to this Agreement.

Section 1.          The Company represents and warrants to the Agents as of the date hereof, as of the date of each offer for the purchase of Notes (whether through such Agent as agent or to such Agent as principal), as of the date of each Applicable Time (as defined below) (whether through such Agent as agent or to such Agent as principal), as of each Closing Date (as defined below) (whether through such Agent as agent or to such Agent as principal) and as of any time that the Registration Statement, the Time of Sale Prospectus or the Prospectus shall be amended or supplemented (other than any Current Report on Form 8-K relating exclusively to the issuance of other securities under the Registration Statement), as follows:

(a)           The Registration Statement has been filed with the SEC, became effective upon filing under Rule 462(e) under the Act and is an “automatic shelf registration statement” as defined in Rule 405 under the Act; the Company has not received from the SEC any notice pursuant to Rule 401(g)(2) under the Act objecting to the use of the automatic shelf registration statement form; and no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been initiated or threatened by the SEC;

(b)           Other than any Time of Sale Prospectus, the Prospectus, and any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Act or Rule 134 under the Act, the Company (including its agents and representatives, other than the Agents in their capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any Issuer Free Writing Prospectus;

(c)           At the respective times the Registration Statement and each amendment thereto became effective and at each deemed effective date with respect to the applicable Agent(s) pursuant to Rule 430B(f)(2) under the Act, the Registration Statement complied, complies and will comply in all material respects with the requirements of the Act and the 1933 Act Regulations;

(d)           The Time of Sale Prospectus and the Prospectus and each amendment or supplement thereto, if any, at the time the same was or is issued and at the Closing Date, complied, complies and will comply in all material respects with the requirements of the Act and the 1933 Act Regulations;

(e)           The documents incorporated by reference in the Registration Statement and the Prospectus, when they were filed with the SEC, conformed in all material respects to the requirements of the 1934 Act and the rules and regulations of the SEC under the 1934 Act (the “1934 Act Regulations”), and any further documents so filed and incorporated by reference, when they are filed with the SEC, will conform in all material respects to the requirements of the 1934 Act and the 1934 Act Regulations;

(f)            (i) At the respective times the Registration Statement and each amendment thereto became effective, at each deemed effective date with respect to the applicable Agent(s) pursuant to Rule 430B(f)(2) under the Act, the Registration Statement did not, does not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) as of the Applicable Time, the Time of Sale Prospectus will not contain any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (iii) at the Applicable Time and the Closing Date, the Prospectus will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statement or omission made in reliance upon and in conformity with information furnished in writing to the Company by any Agent expressly for use in the Registration Statement, the Time of Sale Prospectus, any Issuer Free Writing Prospectus or in the Prospectus relating to such Notes;

As used in this subclause and elsewhere in this Agreement:

“Applicable Time” means, with respect to a particular offering and sale of Notes, such time and date indicated in the applicable Terms Agreement, or if there is no applicable Terms Agreement, the time and date of the acceptance by the Company of an offer for the purchase of Notes;

(g)           Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Notes of the particular tranche or until any earlier date that the Company notified or notifies the applicable Agents as contemplated in Section 4(a) hereof, did not, does not and will not include any information that conflicted, conflicts or will conflict (within the meaning of Rule 433(c) of the 1933 Act Regulations) with the information then contained in the Registration Statement.

(h)           When the Registration Statement became effective, the Indenture was, and at all times thereafter the Indenture has been and will be, duly qualified under the 1939 Act, and when the Registration Statement became effective, the Indenture conformed, and at all times thereafter the Indenture has conformed and will conform, in all material respects to the requirements of the 1939 Act;

(i)            The Company is a limited liability company and is duly formed, validly existing and in good standing under the laws of the State of Delaware; Ford Holdings LLC (“Ford Holdings”) has been duly formed and is validly existing as a limited liability company in good standing under the laws of the State of Delaware; and each has the limited liability company power and authority, and has all licenses, permits, orders and other governmental and regulatory approvals, to own or lease its properties and conduct its business in the jurisdictions in which such business is transacted as described in the Registration Statement and the Prospectus with only such exceptions as are not material to the business of Ford Holdings, the Company and its subsidiaries considered as a whole;

(j)            Each of Ford Credit International, Inc. (“Ford Credit International”) and FCE Bank plc (“Ford Credit Europe”) has been duly incorporated and is validly existing as a corporation, and, where applicable, is in good standing under the laws of the jurisdiction of its incorporation, with corporate power under the laws of such jurisdiction to own its properties and conduct its business as presently conducted;

(k)           This Agreement has been duly authorized, executed and delivered on behalf of the Company; upon execution and delivery of each applicable Terms Agreement by the Company, such Terms Agreement shall have been duly authorized, executed and delivered on behalf of the Company and, when executed and delivered by the Agents, will be a valid and legally binding agreement of the Company in accordance with its terms; at the applicable Closing Date, the Notes shall be duly authorized, and, when such Notes are authenticated as contemplated by the Indenture and issued and delivered in accordance with this Agreement and the Terms Agreement applicable to such Notes, the Notes will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company in accordance with their terms and will be entitled to the benefits provided by the Indenture; and the Indenture has been duly authorized by the Company, and, as executed and delivered by the Company and the Trustee, constitutes a valid and legally binding instrument of the Company in accordance with its terms except as the same may be limited by bankruptcy, insolvency, reorganization or other similar laws relating to or affecting the enforcement of creditors’ rights generally and by general equitable principles, regardless of whether such enforceability is considered in a proceeding in equity or at law;

(l)            There is no consent, approval, authorization, order, registration or qualification of or with any court or any regulatory authority or other governmental body having jurisdiction over the Company which is required for, and the absence of which would materially affect, the issue and sale of any Notes as contemplated by this Agreement or the execution, delivery or performance of the Indenture, except such consents, approvals, authorizations, orders, registrations or qualifications as may be required under the securities or Blue Sky laws of any jurisdiction in connection with the offering of the Notes by the Agents;

(m)          PricewaterhouseCoopers LLP, who have certified certain of the financial statements of the Company and its subsidiaries included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus, is, to the best knowledge of the Company, an independent registered public accounting firm with respect to the Company as required by the Act and the rules and regulations adopted by the SEC and the Public Company Accounting Oversight Board (United States);

(n)           The Amended and Restated Relationship Agreement dated as of April 30, 2015 between Ford Motor Company (“Ford”) and the Company has been duly authorized, executed and delivered by the parties thereto and is a valid and binding agreement of such parties;

(o)           The Amended and Restated Support Agreement dated as of September 20, 2004 between the Company and Ford Credit Europe has been duly authorized, executed and delivered by the parties thereto and is a valid and binding agreement of such parties;

(p)           (A) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus), and (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the particular Notes in reliance on the exemption of Rule 163 under the Act, the Company was a “well-known seasoned issuer” as defined in Rule 405 under the Act, including not having been an “ineligible issuer” as defined in Rule 405 of the Act; and (B) at the time of filing Registration Statement, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the particular Notes and at the date hereof, the Company was not and is not an “ineligible issuer” as defined in Rule 405 under the Act;

(q)           The Company has implemented and maintains in effect corporate policies reasonably designed to promote compliance by the Company, its subsidiaries and their respective employees with applicable laws administered by and regulations promulgated or issued by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”); neither the Company nor any of its subsidiaries is included on the Specially Designated Nationals and Blocked Persons List (the “SDN List”) maintained by OFAC or has a physical place of business, or is organized or resident, in Crimea, Cuba, Iran, North Korea, Sudan, or Syria; the Company will not knowingly use the proceeds of the sales of the Notes to fund any activities or business (i) of or with any individual or entity that is included on the SDN List or (ii) in, or with the government of, any country, region, or territory, that is the subject of comprehensive territorial sanctions administered by OFAC (a “Sanctioned Country”), except in the case of (i) or (ii), to the extent licensed or otherwise authorized under U.S. law; and notwithstanding the foregoing, if any country, including Crimea, Cuba, Iran, North Korea, Sudan, or Syria, shall no longer be the subject of comprehensive territorial sanctions administered by OFAC, then it shall not be considered a Sanctioned Country for purposes hereof and the provisions of this subsection 1(q) shall no longer apply with respect to that country, region, or territory. With respect to any Agent organized under the laws of Germany, the representations and warranties given by the Company in this Section 1(q) shall only be given to the extent that they do not result in (i) any violation of, conflict with or liability under EU Regulation 2271/96 or (ii) any violation or conflict with section 7 foreign trade rules (AWV) (Außenwirtschaftsverordnung) (in connection with section 4 para 1 no. 3 foreign trade law (AWG) (Außenwirtschaftsgesetz)) or any similar applicable anti-boycott law or regulation;

(r)            Neither the Company nor any of its subsidiaries or affiliates has taken or will take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilisation or manipulation of the price of the Notes. The Company has not issued nor will it issue, without the prior consent of the Agents, any stabilization announcement referring to the proposed issue of Notes. The Company authorizes the Agents to make such public disclosure of information relating to stabilization of the Notes as is required by applicable law, regulation and guidance; and

(s)            Any certificate signed by any officer of the Company and delivered to one or more Agents or to counsel for the Agents in connection with an offering of Notes to one or more Agents as principal or through an Agent as agent shall be deemed a representation and warranty by the Company to such Agent or Agents as to the matters covered thereby on the date of such certificate and at each date referenced in the first paragraph of this Section subsequent thereto.

Section 2.          (a)  Subject to the terms and conditions stated herein, the Company hereby agrees that Notes will be sold exclusively to or through the Agents except as otherwise described below.  The Company agrees that during the period the Agents are acting as the Company’s agents hereunder, unless otherwise agreed, the Company will not appoint other agents to act on its behalf or to assist it in the placement of the Notes unless the Company has entered into an agreement or agreements (which may incorporate by reference certain provisions hereof) substantially similar to this agreement with such agent or agents and has notified the Lead Arranger promptly upon entering into any such agreement; provided, however, that the Company reserves the right to sell Notes directly on its own behalf.

(b)           The agents will use their reasonable best efforts to solicit purchases of the Notes upon the terms and conditions set forth in the Registration Statement, as amended or supplemented from time to time and the Prospectus, as amended or supplemented from time to time, and in connection therewith shall use the Prospectus as then amended and supplemented which has been most recently delivered to it by the Company, only as permitted or contemplated thereby, and will solicit purchases of the Notes only as permitted by the Act and the applicable securities laws or regulations of any jurisdiction.

(c)           The Company shall not sell or approve the solicitation of purchases of Notes in excess of the amount which shall be authorized by the Company from time to time.  The Agents shall have no responsibility for maintaining records with respect to the aggregate initial offering price of Notes sold.

(d)           In connection with the offering of any Notes, the person(s) (if any) named as the stabilizing manager(s) in the applicable pricing supplement and/or final terms (the “stabilizing manager(s)”) (or persons acting on their behalf) may over-allot Notes (provided that, in the case of any tranche of Notes to be admitted to trading on a trading venue as defined in Regulation (EU) No 596/2014, the aggregate principal amount of Notes allotted does not exceed 105 per cent. of the aggregate principal amount of the Notes subject to the relevant tranche) or effect transactions with a view to supporting the market price of the Notes at a level higher than that which might otherwise prevail, however, stabilization action may not necessarily occur. Any stabilization  action may begin on or after the date of commencement of trading of the Notes and, if begun, may be ended at any time, but it must end no later than 30 days after the date on which the Company received the proceeds of the issue, or no later than 60 days after the date of allotment of the relevant Notes, whichever is the earlier. Any stabilization action or over allotment must be conducted by the relevant stabilizing manager(s) (or persons acting on their behalf) in accordance with all applicable laws and rules and will be undertaken at the offices of the stabilizing manager(s) (or persons acting on their behalf) and on any relevant trading venue as defined in Regulation (EU) No 596/2014. In connection with any particular issuance, one of the Agents will be appointed as the central point responsible for adequate public disclosure of information, and handling any request from a competent authority, in accordance with Article 6(5) of Commission Delegated Regulation (EU) 2016/1052 of 8 March 2016 with regard to regulatory technical standards for the conditions applicable to buy-back programs and stabilization measures.

(e)           The Agents shall not have any obligation to purchase Notes from the Company as principal, but one or more Agents may agree from time to time to purchase Notes as principal for resale to investors and other purchasers determined by such Agent or Agents.  Any such purchase of Notes by an Agent as principal shall be made in accordance with Section 3(c) hereof.

(f)            If agreed upon by an Agent and the Company, such Agent, acting solely as agent for the Company and not as principal, will solicit purchases of the Notes upon the terms and conditions described in this Agreement.  Such Agent will communicate to the Company, orally, each offer to purchase Notes solicited by it on an agency basis.  Such Agent shall have the right, in its discretion reasonably exercised, to reject any proposed purchase of Notes, as whole or in part, and any such rejection shall not be deemed breach of its agreement contained herein.  The Company may accept or reject any proposed purchase of Notes, in whole or in part, in its sole discretion.  Such Agent shall make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Notes has been solicited by it and accepted by the Company.  Such Agent shall have no liability to the Company in the event that any such purchase is not consummated for any reason.  If the Company shall default on its obligation to deliver Notes to purchaser whose offer it has accepted, the Company shall (unless the Company’s default arose out of default, gross negligence or willful misconduct on the part of the Agent) hold such Agent harmless against any loss, claim or damage arising from or as a result of such default by the Company.

(g)           The Company and the Agents agree that any Notes purchased by one or more Agents as principal shall be purchased, and any Notes the placement of which an Agent arranges as agent shall be placed by such Agent, in reliance on the representations, warranties, covenants and agreements of the Company contained herein and on the terms and conditions and in the manner provided herein.

(h)           The Company will use its commercially reasonable efforts to have the Notes approved for listing on the New York Stock Exchange, or such other exchange as shall be agreed upon by the Company, within 30 days of the original issue date, and shall notify Shearman & Sterling LLP promptly after any change of listing.

Section 3.          (a)  The Company agrees to pay the Agents’ commissions to be mutually agreed upon with the applicable Agent or Agents at the time of sale of such Notes.

(b)           On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, when agreed by the Company and an Agent, the applicable Agent, as an agent of the Company, shall use its reasonable best efforts to solicit offers to purchase the Notes upon the terms and conditions set forth herein and in the Prospectus and communicate to the Company, orally or in writing, each offer to purchase Notes.  Unless otherwise agreed by the Company and the applicable Agent , the Company shall have the sole right to accept offers to purchase Notes offered through the applicable Agent and may reject any proposed purchase of Notes as a whole or in part, in its sole discretion.  The applicable Agent shall have the right, in its discretion reasonably exercised, to reject any proposed purchase of Notes, as a whole or in part, and any such rejection shall not be deemed a breach of such Agents agreements contained herein.  The Company reserves the right, in its sole discretion, to suspend solicitation of purchases of Notes through the Agents, as agents, commencing at any time for any period of time or permanently.  Upon receipt of instructions from the Company, the Agents will forthwith suspend solicitation of purchases from the Company until such time as the Company has advised the Agents that such solicitation may be resumed.

(c)           Each sale of Notes to an Agent as principal shall be made in accordance with the terms of this Agreement and (unless the Company and such Agent shall otherwise agree) a Terms Agreement that will provide for the sale of such Notes to, and the purchase thereof by, such Agent.  Each Terms Agreement (which may be an oral agreement and confirmed in writing as described below between the applicable Agent and the Company) is herein referred to as “Terms Agreement.”  Unless the context otherwise requires, each reference contained herein to “this Agreement” shall be deemed to include any applicable Terms Agreement between the Company and the applicable Agent.  Each such Terms Agreement, whether oral (and confirmed in writing, which may be by electronic transmission) or in writing, shall be with respect to such information (as applicable) as is specified in Exhibit A hereto.  The purchase of Notes may be at a discount from the principal amount of each such Note as agreed between the applicable Agent and the Company.  A Terms Agreement may also specify certain provisions relating to the reoffering of such Notes by the applicable Agent.  An Agent’s commitment to purchase Notes as principal, whether pursuant to any Terms Agreement or otherwise, shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth.  Each Terms Agreement shall specify the principal amount of Notes to be purchased by the applicable Agent pursuant thereto, the price to be paid to the Company for such Notes, any provisions relating to rights of, and default by, underwriters acting together with the applicable Agent in the reoffering of the Notes and the time and date and place of delivery of and payment for such Notes.  Such Terms Agreement shall also specify any requirements for opinions of counsel, accountants’ letters and officers’ certificates pursuant to Section 6 hereof.  The applicable Agent may resell any Note purchased by it as principal to another broker-dealer and may re-allow a portion of any discount not in excess of the discount received by such Agent to such broker-dealer.

For each sale of Notes to an Agent as principal that is not made pursuant to a Terms Agreement, the principal amount and any other term of such Notes and the procedural details relating to the issue and delivery of such Notes and payment therefor shall be as set forth in the Procedure (as defined below).  For each such sale of Notes to an Agent as principal that is not made pursuant to a Terms Agreement, the Company will pay such Agent a commission as agreed between the applicable Agent and the Company, and such sale shall be on such other terms as described in the Prospectus as amended or supplemented.

(d)           Procedural details relating to the issue and delivery of, and the solicitation of purchases and payment for, Notes are set forth in the Administrative Procedures attached hereto as Exhibit B (the “Procedure”).  The provisions of the Procedure shall apply to all transactions contemplated hereunder.  The Agents and the Company each agree to perform the respective duties and obligations specifically provided to be performed by each in the Procedure as amended from time to time.  The Agents and the Company agree to perform, and the Company agrees to cause the Trustee to agree to perform, their respective duties and obligations specifically provided to be performed by them in the Procedure.  The Procedure may only be amended by written agreement of the Company and the applicable Agent.  The documents required to be delivered by Section 5 hereof shall be delivered at the office of Shearman & Sterling LLP, 599 Lexington Avenue, New York, New York 10022 at 9:00 A.M., New York City time, on February 17, 2017, or on the date of each delivery of Notes (the date of each such delivery to one or more Agents as principal being hereafter referred to as a “Closing Date”).

Section 4.          The Company agrees:

(a)           To comply in all material respects and to the extent applicable with the Act, the 1933 Act Regulations, the 1934 Act, the 1934 Act Regulations, the 1939 Act and the rules and regulations of the SEC under the 1939 Act.  The Company will make no amendment or any supplement to the Registration Statement, any Time of Sale Prospectus or the Prospectus after the date of this Agreement and during the period in which a prospectus relating to the Notes is required to be delivered under the Act (whether physically or through compliance with Rule 172 under the 1933 Act Regulations or any similar rule), prior to having furnished the Agents with a copy of the proposed form thereof and given the Agents a reasonable opportunity to review the same (other than any prospectus supplement relating to the offering of other securities); to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act subsequent to the date of the Prospectus Supplement and for so long as the delivery of a prospectus relating to the Notes is required to be delivered under the Act (whether physically or through compliance with Rule 172 under the 1933 Act Regulations or any similar rule); and during such period, to advise the Agents, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Time of Sale Prospectus or the Prospectus has been filed or electronically transmitted for filing, of the issuance of any stop order by the SEC, of the suspension of the qualification of the Notes for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the SEC for the amending or supplementing of the Registration Statement, the Time of Sale Prospectus, the Prospectus or for additional information; and, in the event of the issuance of any such stop order or of any order preventing or suspending the use of any prospectus relating to the Notes or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal.  If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or included or would include an untrue statement of material fact or omitted or would omit to state material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company will promptly (i) notify the applicable Agents and (ii) amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict untrue statement or omission.

(b)           The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its security holders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the Act.

(c)           The Company will furnish the Agents with copies of the Registration Statement (excluding exhibits) and copies of the Time of Sale Prospectus, the Pricing Supplement and the Prospectus (or the Prospectus as amended or supplemented) in such quantities as the Agents may from time to time reasonably request; and if, after the date of this Agreement and during the period in which a prospectus relating to the Notes is required to be delivered under the Act (whether physically or through compliance with Rule 172 under the 1933 Act Regulations or any similar rule), either (i) any event shall have occurred as a result of which the Prospectus would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (ii) any event shall have occurred as a result of which the Registration Statement would include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, or (iii) for any other reason it shall be necessary during such period to amend or supplement the Prospectus or the Registration Statement or to file under the 1934 Act any document incorporated by reference into the Registration Statement or the Prospectus in order to comply with the Act or the 1934 Act, to notify the Agents promptly to suspend solicitation of purchases of the Notes and forthwith upon receipt of such notice, each Agent shall suspend its solicitation of purchases of the Notes and shall cease using the Prospectus; and if the Company shall decide to amend or supplement the Registration Statement or the Prospectus, it will promptly advise the Agents by telephone (with confirmation in writing) and will promptly prepare and file with the SEC an amendment or supplement to the Registration Statement or the Prospectus which will correct such statement or omission or effect such compliance, will advise the Agents when they are free to resume such solicitation and will prepare and furnish to the Agents as many copies as they may reasonably request of such amendment or supplement; and in case the Agents are required to deliver under the Act (whether physically or through compliance with Rule 172 under the 1933 Act Regulations or any similar rule), a prospectus relating to the Notes after the nine-month period referred to in Section 10(a)(3) of the Act, or after the time a post-effective amendment to the Registration Statement is required pursuant to Item 512(a) of Regulation S-K under the Act, upon the request of the Agents, and at its own expense, to prepare and deliver to the Agents as many copies as they may request of an amended Registration Statement or amended or supplemented prospectus complying with Item 512(a) of Regulation S-K or Section 10(a)(3) of the Act, as the case may be.

(d)           The Company will take such action as the Agents shall reasonably request in order to qualify the Notes for offering and sale under the securities laws of such states as the Agents may designate and will use commercially reasonable efforts to maintain such qualifications in effect so long as necessary under such laws for the distribution of the Notes, provided that in connection therewith, the Company shall not be required to qualify as a foreign corporation to do business, or to file a general consent to service of process in any jurisdiction, and provided further that the expense of maintaining any such qualification more than one year from the date of a particular sale of the Notes to be so qualified shall be at the expense of the Agents.

(e)           The Company shall not be required to comply with the provisions of subsection (a) or (c) of this Section or the provisions of Section 6(b), (c) or (d) during any period from the time the Agents have suspended solicitation of purchases of the Notes pursuant to a direction from the Company to the time the Company shall determine that the solicitation of the purchases of the Notes should be resumed or shall subsequently enter into a new Terms Agreement with an Agent.

(f)            The Company will make generally available to its security holders as soon as practicable, but in any event no later than eighteen months after the effective date of the Registration Statement (as such date is defined in Rule 158(c) under the Act), an earnings statement of the Company and its consolidated subsidiaries complying with Rule 158 under the Act and covering a period of at least twelve consecutive months beginning after such “effective date.”

(g)           The Company shall use commercially reasonable efforts in cooperation with the Agents to permit the Notes to be eligible for clearance and settlement through Euroclear Bank S.A./N.V. (‘‘Euroclear’’) or  Clearstream Banking S.A. (‘‘Clearstream’’).

(h)           The Company will prepare, with respect to any Notes to be sold through or to an Agent pursuant to this Agreement, a pricing supplement with respect to such Notes (each a “Pricing Supplement”) and will file such Pricing Supplement with the SEC pursuant to Rule 424(b) under the 1933 Act not later than the close of business on the second business day following the earlier of the date of the determination of the offering price for the applicable Notes or the date on which such Pricing Supplement is first used.  If an Agent has advised the Company that the Agent is relying, in connection with any offering of Notes, upon the exemption from Section 5(b) of the Act set forth in Rule 172 under the Act, and the Company is unable to file the applicable Pricing Supplement within the time required under Rule 424 under the Act, the Company shall file such Pricing Supplement as soon as reasonably practicable thereafter, as contemplated by Rule 172(c)(3).

(i)            The Company represents and agrees that, unless it obtains the prior consent of the applicable Agent(s), and each applicable Agent represents and agrees that,

unless it obtains the prior consent of the Company, it has not made and will not make any offer relating to the Notes of the particular tranche that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute “free writing prospectus,” as defined in Rule 405 of the 1933 Act Regulations, required to be filed with the SEC.  Any such free writing prospectus consented to in writing by the Company and the applicable Agent is referred to herein as a “Permitted Free Writing Prospectus.”  The Company represents that it has treated and agrees that it will treat each “Permitted Free Writing Prospectus” as an “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely SEC filing where required, legending and record keeping.  Subject to the consent of the applicable Agent(s), the Company will prepare a final term sheet relating to the final terms of the Notes of each particular tranche and their offering and will file such final term sheet within the period required by Rule 433(d)(5)(ii) of the 1933 Act Regulations following the date such final terms have been established for such Notes.  Any such final term sheet is and shall be deemed to be an Issuer Free Writing Prospectus and Permitted Free Writing Prospectus.  Notwithstanding anything to the contrary contained herein, the Company consents to the use by any Agent of any “free writing prospectus” (as defined in Rule 405 under the Act) that contains (a)(i) only information describing the preliminary terms of the Notes generally or the Notes of any particular tranche specifically or their offering or (ii) information that describes the final terms of the Notes of any particular tranche or their offering and that is or is to be included in the Pricing Supplement or (b) other customary information that is neither “issuer” information as defined in Rule 433 or otherwise an Issuer Free Writing Prospectus.

Section 5.          The Agent’s obligations to proceed hereunder, as agent or as principal, pursuant to any Terms Agreement or otherwise, shall be subject, in your discretion, to the condition that all representations and warranties and other statements of the Company herein (and, in the case of any obligation of the Agents under a Terms Agreement, in or incorporated in such Terms Agreement by reference) are, at and as of the Closing Date or any Applicable Time, true and correct, the condition that the Company shall have performed all its obligations hereunder theretofore to be performed, in all material respects, and the following additional conditions:

(a)           On the date hereof, a written opinion of Corey M. MacGillivray, as Managing Counsel and Assistant Secretary of Ford, or other counsel satisfactory to the Agents in their reasonable judgment, shall have furnished to the Agents dated as of the date hereof and in form and substance satisfactory to the Agents and their counsel in their reasonable judgment to the effect that:

(1)           The Company is a limited liability company duly formed and is validly existing and in good standing under the laws of the State of Delaware, with the limited liability company power under the laws of such State to conduct its business as described in the Registration Statement and the Prospectus, and is duly qualified and in good standing to do business as a foreign limited liability company in the State of Michigan;

(2)           The Company is formed as set forth in the Registration Statement and the Prospectus, and all the outstanding limited liability interests of the Company have been duly and validly authorized and issued and are owned beneficially by Ford Holdings, and except as otherwise disclosed in the Registration Statement and the Prospectus, have not been pledged or otherwise encumbered by Ford Holdings; Ford Holdings has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Delaware, with the limited liability company power under the laws of such State to conduct its business as presently conducted; all the outstanding limited liability company interests of Ford Holdings have been duly and validly authorized and issued and are owned beneficially by Ford, and except as otherwise disclosed in the Registration Statement and the Prospectus, have not been pledged or otherwise encumbered by Ford or any affiliate of Ford;

(3)           Ford Credit International and Ford Credit Europe have each been duly incorporated and each is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with corporate power under the laws of such jurisdiction to own its properties and conduct its business as presently conducted;

(4)           Each of this Agreement and any applicable Terms Agreement has been duly authorized, executed and delivered by the Company;

(5)           The Indenture has been duly authorized, executed and delivered by, and constitutes a valid and binding instrument of, the Company and has been duly qualified under the 1939 Act;

(6)           The Notes have been duly authorized by the Company and when duly executed, completed and authenticated in accordance with the Indenture and delivered and paid for as provided in this Agreement and any applicable Terms Agreement, will have been duly issued under the Indenture and will constitute valid and binding obligations of the Company entitled to the benefits provided by the Indenture;

(7)           The issue and sale of the Notes and the compliance by the Company with all provisions of the Notes, the Indenture, this Agreement and any applicable Terms Agreement will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under (in each case material to the Company and its subsidiaries considered as a whole), or result in the creation or imposition of any lien, charge or encumbrance (in each case material to the Company and its subsidiaries considered as a whole) upon any of the property or assets of the Company, Ford Credit International or Ford Credit Europe pursuant to the terms of, any indenture, mortgage, deed of trust, loan agreement, guarantee, lease, financing agreement or other similar agreement or instrument known to such counsel under which the Company, Ford Credit International or Ford Credit Europe is a debtor or a guarantor, nor will such action result in any violation of the provisions of the Certificate of Formation of the Company;

(8)           The documents incorporated by reference in the Registration Statement and the Prospectus (other than the financial statements and other accounting information contained or incorporated by reference therein or omitted therefrom, as to which such counsel need express no opinion), when they were filed with the SEC, complied as to form in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations;

(9)           The Registration Statement is an “automatic shelf registration statement” as defined in Rule 405 under the Act that has been filed with the SEC not earlier than three years prior to the date of any applicable Terms Agreement; the Registration Statement has become effective under the Act and, to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued; no notice of objection of the SEC to the use of such Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act has been received by the Company and no proceeding for that purpose or pursuant to Section 8A of the Act against the Company or in connection with the offering of the Notes has been instituted or threatened by the SEC; the Registration Statement and the Prospectus and any further amendments and supplements thereto made by the Company prior to such opinion (other than Exhibits 12-A and 12-B to the Registration Statement and the financial statements and other accounting information contained in the Registration Statement or the Prospectus or any further amendments or supplements thereto, or omitted therefrom, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act and the rules and regulations of the SEC thereunder; and the statements in the Registration Statement and the Prospectus in the sections thereof describing the Notes are accurate and fairly present the information required or purported to be shown;

(10)         The Amended and Restated Relationship Agreement dated as of April 30, 2015 between Ford and the Company has been duly authorized, executed and delivered by the parties thereto and is a valid and binding agreement of such parties;

(11)         The Amended and Restated Support Agreement dated as of September 20, 2004, between Ford Credit Europe and the Company, has been duly authorized, executed and delivered by the parties thereto and is a valid and binding agreement of such parties;

(12)         Such counsel believes that the Registration Statement (other than Exhibits 12-A and 12-B thereto and the financial statements and other accounting information contained therein or omitted therefrom, as to which such counsel need express no opinion) or any amendment thereto, at the time the same became effective, did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

(13)         Such counsel believes that at the date of such opinion, the Prospectus (other than the financial statements and other accounting information contained or incorporated by reference therein or omitted therefrom, as to which such counsel need express no opinion) did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(14)         Such counsel does not know of any contract or other document of a character required to be filed as an exhibit to the Registration Statement or required to be incorporated by reference in the Registration Statement or the Prospectus or required to be described in the Registration Statement or the Prospectus which is not filed or incorporated by reference or described as required; and

(15)         Such counsel does not know of any legal or governmental proceedings pending to which the Company, Ford Credit International or Ford Credit Europe is a party or of which any property of the Company, Ford Credit International or Ford Credit Europe is the subject, and no such proceedings are known by such counsel to be threatened or contemplated by governmental authorities or threatened by others, other than as set forth or contemplated in the Registration Statement or the Prospectus and other than such proceedings which, in such counsel’s opinion, will not have a material adverse effect upon the general affairs, financial position, net worth or results of operations (on an annual basis) of the Company and its subsidiaries considered as a whole.

Such opinion may be made subject to the qualification that the enforceability of the terms of the Indenture, the Notes and those certain agreements referred to in paragraphs (5), (6), (10) and (11) of this subsection (b) may be limited by bankruptcy, insolvency, reorganization or other similar laws relating to or affecting the enforcement of creditors’ rights generally and by general equitable principles, regardless of whether such enforceability is considered in a proceeding in equity or at law.

(b)           On the date hereof, a written opinion of Shearman & Sterling LLP shall have been furnished to the Agents dated as of the date hereof and in form and substance satisfactory to the Agents in their reasonable judgment.

In giving their opinions required by subsections (a) and (b), Mr. MacGillivray and Shearman & Sterling LLP, respectively, may rely, (A) as to all matters of fact, upon certificates and written statements of officers and other representatives of, and the accountants and other counsel for, the Company or its subsidiaries and (B) as to the qualification and good standing of each of the Company or its subsidiaries to do business in any jurisdiction, upon certificates of appropriate governmental officials or opinions of counsel in such jurisdiction, which opinions shall be in the form and substance satisfactory to counsel for the Agents.

(c)           On the date hereof, the Agents shall have received a certificate in form satisfactory to the Agents in their reasonable judgment, dated the date hereof, to the effect that (i) the representations and warranties of the Company contained in this Agreement and any Terms Agreement are true and correct on and as of the date of such certificate as if made at and as of the date of such certificate; (ii) the Company has duly performed, in all material respects, all obligations required to be performed by it pursuant to the terms of this Agreement or any Terms Agreement at or prior to the date of such certificate; (iii) the Registration Statement has become effective, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose, pursuant to Rule 401(g)(2) under the Act or pursuant to Section 8A of the Act, has been initiated or, to the knowledge of the Company, threatened by the SEC, the Prospectus has been timely filed with the SEC under the Act, and all requests for additional information on the part of the SEC have been complied with or otherwise satisfied; (iv) as of the date hereof, the Registration Statement did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and (v) as of the date hereof, the Prospectus does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that no such certificate shall apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Agents expressly for use therein.

(d)           On the date hereof, the Agents shall have received a letter from PricewaterhouseCoopers LLP, dated as of the date hereof, in form and substance satisfactory to the Agents in their reasonable judgment confirming that PricewaterhouseCoopers LLP is an independent registered public accounting firm within the meaning of the Act, the 1934 Act and the PCAOB and stating the conclusions and findings of such firm with respect to the financial information contained or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

(e)           On the date hereof and on each Closing Date, counsel to the Agents shall have been furnished with such documents and opinions as such counsel may require for the purpose of enabling them to pass upon the issuance and sale of Notes as herein contemplated, or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of Notes as herein contemplated shall be satisfactory in form and substance to the Agents and to their counsel.

(f)            The obligations of the Agents to purchase Notes from the Company are subject to the following further conditions:  (i) no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the SEC; (ii) the Company shall have filed the Pricing Supplement for particular Notes with the SEC in the manner and within the time period required by Rule 424(b) under the Act; (iii) there shall not have come to the attention of any Agent any facts that would cause such Agent to believe that the Registration Statement included an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading or that the Time of Sale Prospectus or the Prospectus included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at such time, not misleading; and (iv) since the respective dates as of which information is given in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there shall not have occurred any material adverse change, or any development involving a prospective material adverse change, in or affecting particularly the business or assets of the Company and its subsidiaries considered as a whole, or any material adverse change in the financial position or results of operations of the Company and its subsidiaries considered as a whole, otherwise than as set forth or contemplated in the Registration Statement and the Prospectus, which in any such case makes it impracticable or inadvisable in the reasonable judgment of the Agents to proceed with the public offering, sale, delivery or purchase of the Notes on the terms and in the manner contemplated by this Agreement or any Terms Agreement.

If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the applicable Agent or Agents with respect to itself or themselves, respectively, by notice to the Company at any time and any such termination shall be without liability of any party to any other party, except that the indemnity and contribution agreements set forth in Section 7 hereof, the provisions concerning payment of expenses under Section 8 hereof, the provisions concerning the representations, warranties and agreements to survive delivery of Section 9 hereof, the provisions relating to governing law forth in Section 13 and the provisions relating to parties set forth in Section 12 hereof shall remain in effect.

Section 6.          In further consideration of the agreements of the Agents herein contained, the Company covenants and agrees with the Agents that:

(a)           Each acceptance by the Company of an offer for the purchase of Notes hereunder (including any purchase by an Agent as principal not pursuant to a Terms Agreement), and each delivery of Notes (whether to one or more Agents as principal or through an Agent as agent), shall be deemed to be an affirmation that the representations and warranties of the Company contained in or made pursuant to this Agreement and, to the extent therein provided, in any certificate theretofore delivered to the Agents pursuant hereto are true and correct at the time of such acceptance or sale, as the case may be, and an undertaking that such representations and warranties will be true and correct at the Closing Date for the Note or Notes, or as of the Applicable Time relating to such sale, as the case may be, as though made at and as of each such time (except that such representations and warranties shall be deemed to relate to the Registration Statement, the Time of Sale Prospectus and the Prospectus as amended or supplemented to each such time).

(b)           Each time that:

(1)           the applicable Terms Agreement so specifies;

(2)           the Company files an Annual Report on Form 10-K or a Quarterly Report on Form 10-Q with the SEC;

(3)           the Company files a Current Report on Form 8-K required by Item 2.01 of Form 8-K with the SEC; or

(4)           if requested upon reasonable advance notice by the Agents after the Registration Statement, the Time of Sale Prospectus or the Prospectus has otherwise been, or is to be, amended or supplemented (other than by an amendment or supplement providing solely for interest rates, maturity dates or other terms of Notes or similar changes or which relates to an offering of securities other than the Notes);

the Company shall furnish or cause to be furnished to the Agents forthwith a certificate dated the date so specified in such Terms Agreement, the date of filing with the SEC of such document or the date of the issuance of such other amendment or supplement, as the case may be, in form and substance reasonably satisfactory to the Agents to the effect that the statements contained in the certificate referred to in Section 5(c) hereof which was last furnished to the Agents are true and correct at the date specified in such Terms Agreement, the date of such filing or the date of such issuance, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement, the Time of Sale Prospectus and the Prospectus as amended or supplemented to such time) or, in lieu of such certificate, a certificate substantially similar to the certificate referred to in Section 5(c) hereof but modified as necessary to relate to the Registration Statement, the Time of Sale Prospectus and the Prospectus as amended or supplemented to the time of delivery of such certificate.

(c)           Each time that:

(1)           the applicable Terms Agreement so specifies;

(2)           the Company files an Annual Report on Form 10-K or a Quarterly Report on Form 10-Q with the SEC;

(3)           the Company files a Current Report on Form 8-K required by Item 2.01 of Form 8-K with the SEC; or

(4)           if reasonably requested upon reasonable advance notice by the Agents after the Registration Statement, the Time of Sale Prospectus or the Prospectus has otherwise been, or is to be, amended or supplemented (other than by an amendment or supplement providing solely for interest rates, maturity dates or other terms of Notes or similar changes or which relates to an offering of securities other than the Notes);

the Company shall furnish or cause to be furnished forthwith to the Agents and to counsel of the Agents a written opinion of Corey M. MacGillivray, as Managing Counsel and Assistant Secretary of Ford, or other counsel satisfactory to the Agents in such Agents’ reasonable judgment, dated the date so specified in such Terms Agreement, the date of filing with the SEC of such document or the date of the issuance of such other amendment or supplement, as the case may be, in form and substance satisfactory to the Agents in their reasonable judgment, of the same tenor as the opinion referred to in Section 5(a) hereof but modified, as necessary, to relate to the Registration Statement, the Time of Sale Prospectus and the Prospectus as amended or supplemented to the time of delivery of such opinion or, in lieu of such opinion, counsel last furnishing such opinion to the Agents shall furnish the Agents with a letter substantially to the effect that the Agents may rely on such last opinion to the same extent as though it were dated the date of such letter authorizing reliance (except that statements in such last opinion shall be deemed to relate to the Registration Statement, the Time of Sale Prospectus and the Prospectus as amended or supplemented to the time of delivery of such letter authorizing reliance).

(d)           Each time that:

(1)           the Company accepts a Terms Agreement requiring such updating provisions;

(2)           the Company files an Annual Report on Form 10-K or a Quarterly Report on Form 10-Q with the SEC that is incorporated by reference into the Prospectus;

(3)           the Company files a Current Report on Form 8-K that includes financial information or statements; or

(4)           if reasonably requested upon reasonable advance notice by the Agents and the Registration Statement, the Time of Sale Prospectus or the Prospectus has otherwise been, or is to be, amended or supplemented to include financial information or financial statements;

the Company shall cause PricewaterhouseCoopers LLP, or other independent accountants reasonably satisfactory to the Agents, forthwith to furnish the Agents a letter (or, in the case of subsection (3) above, a letter furnished by PricewaterhouseCoopers LLP or a certificate furnished by the Company), dated the date of effectiveness of such amendment, the date of filing of such supplement or other document with the SEC, or the Closing Date, as the case may be, in form and substance satisfactory to the Agents, (i) confirming that they are an independent registered public accounting firm within the meaning of the 1933 Act, the 1934 Act and the PCAOB, (ii) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings (the first such letter, the “Initial Comfort Letter”) and (iii) updating the Initial Comfort Letter with any information that would have been included in the Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter.  In addition, if reasonably requested upon reasonable advance notice by the lead arranger or any of the Agents, the Company shall be available to discuss the contents of an Annual Report on Form 10-K, a Quarterly Report on Form 10-Q or a Current Report on Form 8-K that includes financial information or statements, as the case may be.

(e)                                  Each time that the Company files an Annual Report on Form 10-K with the SEC that is incorporated by reference into the Prospectus, the Company shall cause to be furnished forthwith to the Agents a written opinion of Shearman & Sterling LLP, dated the date of filing with the SEC of such Form 10-K, in form and substance satisfactory to the Agents in their reasonable judgment, of the same tenor as the opinion referred to in Section 5(b) hereof but modified, as necessary, to relate to the Registration Statement as amended or supplemented to the time of delivery of such opinion or, in lieu of such opinion, counsel last furnishing such opinion to the Agents shall furnish the Agents with a letter substantially to the effect that the Agents may rely on such last opinion to the same extent as though it were dated the date of such letter authorizing reliance (except that statements in such last opinion shall be deemed to relate to the Registration Statement as amended or supplemented to the time of delivery of such letter authorizing reliance).

Section 7.                             (a)  The Company will indemnify and hold harmless each Agent with respect to the applicable Notes against any losses, claims, damages or liabilities, joint or several, to which such Agent may become subject with respect to such Notes, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, including, without limitation, any preliminary prospectus, the Time of Sale Prospectus, any Issuer Free Writing Prospectus or the Prospectus, or any amendment or supplement thereto with respect to such Notes, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each such Agent for any legal or other expenses reasonably incurred by each such Agent in connection with investigating or defending any such action or claim; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any of such documents in reliance upon and in conformity with written information furnished to the Company by the Agent expressly for use therein.

The indemnity agreement in this subsection (a) shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Agent within the meaning of the Act and the 1934 Act.

(b)                                 Each Agent with respect to the applicable Notes, severally and not jointly, will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject with respect to such Notes, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, including, without limitation, any preliminary prospectus, the Time of Sale Prospectus, any Issuer Free Writing Prospectus or the Prospectus, or any amendment or supplement thereto with respect to such Notes, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any of such documents in reliance upon and in conformity with written information furnished to the Company by the Agent expressly for use therein; and will reimburse the Company for any legal fees or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim.

The indemnity agreement in this subsection (b) shall be in addition to any liability which the Agents may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act and the 1934 Act.

(c)                                  Promptly after receipt by an indemnified party under subsection (a) or (b) above of written notice of the commencement of any action such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof, and in the event that such indemnified party shall not so notify the indemnifying party within 30 days following receipt of any such notice by such indemnified party, the indemnifying party shall have no further liability under such subsection to such indemnified party unless such indemnifying party shall have received other notice addressed and delivered in the manner provided in Section 11 hereof of the commencement of such action; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection.  In case any such action shall be brought against any indemnified party, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party in its reasonable judgment, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

(d)                                 If the indemnification provided for in this Section 7 is unavailable to an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand, and each applicable Agent on the other, from the offering of the Notes to which such loss, claim, damage or liability (or action in respect thereof) relates.  If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand, and each applicable Agent on the other, in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand, and each applicable Agent on the other, shall be deemed to be in the same proportion as the total net proceeds from such offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by each such Agent (without duplication).  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, and each such Agent and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Company and the Agents agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if one or more of the Agents were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this subsection (d), the Agent shall not be required to contribute any amount in excess of the amount by which the total price at which the applicable Notes purchased by it and distributed to the public were offered to the public exceeds the amount of any damages which such Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The obligations of the Agents of Notes in this subsection (d) to contribute are several in proportion to their respective purchasing obligations with respect to such Notes and not joint.

In soliciting purchases of Notes from the Company (other than in respect of any purchase by an Agent as principal), an Agent is acting solely as an agent for the Company, and not as a principal.  An applicable Agent shall make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Notes has been accepted by the Company, but such Agent shall not have any liability to the Company in the event such purchase is not consummated for any reason.  Under no circumstances will an Agent be obligated to purchase any Notes for its own account.

The indemnity agreements contained herein shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Company or any Agent Indemnified Parties, and shall survive the delivery of the Notes to the Agent.

Section 8.                             The Company will pay, without duplication, the following expenses incident to the performance of its obligations under this Agreement:  (i) the preparation and filing of the Registration Statement as originally filed and any amendments or supplements thereto and any Pricing Supplements and delivery of copies thereof to the Agents; (ii) the preparation, issuance and delivery of the Notes; (iii) the fees and disbursements of counsel for the Company in connection with the establishment of the program relating to the Notes and the transactions contemplated hereby, of the independent public accountants of the Company, of the Trustee and its counsel and of any paying, calculation or other agents appointed by the Company; (iv) the preparation, printing and delivery to the Agents in quantities as hereinabove stated of copies of the Time of Sale Prospectus, the Pricing Supplement, each Issuer Free Writing Prospectus and the Prospectus and any amendments or supplements thereto; (v) if the Company lists Notes on a securities exchange or market, the costs and fees of such listing, as well as the costs and fees of Euroclear or  Clearstream; (vi) the cost of providing ISIN, Common Code, or other identification numbers for the Notes; (vii) all reasonable expenses (including fees and disbursements of Shearman & Sterling LLP) in connection with (x) the establishment and commencement of the Medium-Term Notes program and the delivery of documents pursuant to Sections 6(b)(2) and (3), 6(c)(2) and (3), 6(d)(2) and (3), and 6(e) and (y) “Blue Sky” or FINRA matters; provided, however, that the applicable Agent(s) will reimburse the Company for a pro rata share of the expenses listed in clause (x) upon purchase of Notes as principal; and (viii) any fees charged by nationally recognized statistical rating organizations for the rating of the Notes.

Section 9.                             Notwithstanding and to the exclusion of any other term of this Agreement or any other agreements, arrangements, or understanding between the Company and the Underwriters, the Company acknowledges and accepts that a BRRD Liability arising under this Agreement may be subject to the exercise of Bail-in Powers by the Relevant Resolution Authority, and acknowledges, accepts, and agrees to be bound by:

a.                                      the effect of the exercise of Bail-in Powers by the Relevant Resolution Authority in relation to any BRRD Liability of the Underwriters to the Company under this agreement, that (without limitation) may include and result in any of the following, or some combination thereof:

i.                                          the reduction of all, or a portion, of the BRRD Liability or outstanding amounts due thereon;

ii.                                       the conversion of all, or a portion, of the BRRD Liability into shares, other securities or other obligations of the Underwriters  or another person, and the issue to or conferral on the Company of such shares, securities or obligations;

iii.                                    the cancellation of the BRRD Liability;

iv.                                   the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period;

b.                                      the terms of this Agreement may be varied, as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of Bail-in Powers by the Relevant Resolution Authority.

For purposes of this Section 9, the following definitions shall apply:

“Bail-in Legislation” means in relation to a member state of the European Economic Area which has implemented, or which at any time implements, the BRRD, the relevant implementing law, regulation, rule or requirement as described in the EU Bail-in Legislation Schedule from time to time

“Bail-in Powers” means any Write-down and Conversion Powers as defined in the EU Bail-in Legislation Schedule, in relation to the relevant Bail-in Legislation.

“BRRD” means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms.

“EU Bail-in Legislation Schedule” means the document described as such, then in effect, and published by the Loan Market Association (or any successor person) from time to time at http://www.lma.eu.com/pages.aspx?p=499.

“BRRD Liability” means a liability in respect of which the relevant Write Down and Conversion Powers in the applicable Bail-in Legislation may be exercised.

“Relevant Resolution Authority” means the resolution authority with the ability to exercise any Bail-in Powers in relation to the Underwriters.

Section 10.                      The respective indemnities, agreements, representations, warranties and other statements by the Agents and the Company set forth in this Agreement or made by each, respectively, pursuant to this Agreement shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of the Agents or the Company or any of its officers or directors or any controlling person, and shall survive each delivery of and payment for any of the Notes.

Section 11.                      This Agreement (excluding any agreement hereunder by one or more Agents to purchase Notes as principal) may be terminated for any reason at any time by either the Company, as to one or more of the Agents, or by an Agent, as to itself, upon the giving 30 days’ written notice of such termination to the other parties thereto; provided, however, that if the termination is by the Company as to one or more Agents, such notice need only be provided to the lead arranger and to the terminated Agent or Agents and not to the remaining Agents.  In the event of any such termination, neither party shall have any liability to the other party hereto, except as provided (i) in the case of termination pursuant to the first sentence of this Section, the Agents shall be entitled to any commission earned prior to such termination in accordance with Section 3(c) hereof, (ii) if at the time of termination, an offer to purchase any of the Notes has been accepted by the Company but the time of delivery to the purchaser or his agent of the Note or Notes relating thereto shall not yet have occurred, the covenants set forth in Section 4 hereof shall remain in effect until such Notes are so delivered,  and (iii) the covenant set forth in Section 4(f) hereof, the provisions of Section 8 hereof to the extent they relate to actions taken prior to termination, the indemnity and contribution agreements set forth in Section 7 hereof, and the provisions of Sections 11 and 12 hereof shall remain in effect.

Section 12.                      Except as otherwise specifically provided herein, all statements, requests, notices and advices hereunder shall be in writing, or by telephone if promptly confirmed in writing, and if to the Agent shall be sufficient in all respects if delivered or sent by facsimile or registered mail to the Agent as set forth on Annex A hereto, and if to the Company shall be sufficient in all respects if delivered or sent by facsimile or registered mail to the Company at One American Road, Dearborn, Michigan 48126, attention of the Secretary.

The Agents agree as between themselves that they will be bound by and will comply with the International Capital Markets Association Agreement Among Managers Version 1/New York Law Schedule (the “Agreement Among Managers”) as amended in the manner set out below. For purposes of the Agreement Among Managers, “Managers” means the Agents for an offering described in any final pricing supplement,   “Stabilising Manager” means

the Agent so named in any final pricing supplement and “Subscription Agreement” means this Sales Agency Agreement.

Section 13.                      This Agreement and any Terms Agreement shall be binding upon, and inure solely to the benefit of, you and the Company, and to the extent provided in Section 7 and Section 9 hereof, the officers and directors of the Company and any person who controls you or the Company, and the respective personal representatives, successors and assigns of each, and no other person shall acquire or have any right under or by virtue of this Agreement and any Terms Agreement.

Section 14.                      This Agreement and any Terms Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

Section 15.                      The Company acknowledges and agrees that:  (i) the purchase and sale of the Notes pursuant to this Agreement or any Terms Agreement, including the determination of any initial public offering price of the Notes and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the Agents, on the other hand, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction, each of the Agents is and has been acting solely as a principal and is not the financial advisor or fiduciary of the Company, or any of its affiliates, stockholders, creditors or employees; (iii) none of the Agents has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to any of the transactions contemplated hereby (irrespective of whether any such Agent has advised or is currently advising the Company on other matters) and none of the Agents has any obligation to the Company with respect to any offering and sale of Notes except the obligations expressly set forth in this Agreement or any Terms Agreement; (iv) the Agents and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and the Agents have no obligation to disclose any of such interests by virtue of any advisory or fiduciary relationship; and (v) the Agents have not provided any legal, accounting, business, regulatory or tax advice with respect to any offering and sale of Notes and the Company has consulted its own advisors to the extent it deemed appropriate.

Section 16.                      This Agreement and any Terms Agreement may be executed by each of the parties hereto in any number of counterparts, and by each of the parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. Facsimile signatures shall be deemed original signatures in all respects.

If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, and upon acceptance hereof by you, this letter and such acceptance hereof shall constitute a binding agreement among the Company and you.

Very truly yours,

FORD MOTOR CREDIT COMPANY LLC

By:	/s/ David A. Webb
	Name:	David A. Webb
	Title:	Assistant Treasurer

Sales Agency Agreement Signature Page

Confirmed and accepted
as of the date first above written:

GOLDMAN SACHS INTERNATIONAL

By:	/s/ Marko Milos
	Name:	Marko Milos
	Title:	Managing Director

Sales Agency Agreement Signature Page

AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED

By:	/s/ Andrew Loong
	Name:	Andrew Loong
	Title:	Director, Capital Markets Execution

Sales Agency Agreement Signature Page

BANCO BRADESCO BBI S.A.

By:	/s/ Philip Paul Searson
	Name:	Philip Paul Searson

By:	/s/ Paulo Francisco Laranjeira Jr.
	Name:	Paulo Francisco Laranjeira Jr.

Sales Agency Agreement Signature Page

BARCLAYS BANK PLC

By:	/s/ Sean White
	Name:	Sean White
	Title:	Legal UK & Europe, Authorised to Sign

Sales Agency Agreement Signature Page

BB SECURITIES LIMITED

By:	/s/ Selma Cristina da Silva
	Name:	Selma Cristina da Silva
	Title:	Deputy Managing Director

By:	/s/ Boris Skulczuk
	Name:	Boris Skulczuk
	Title:	Director

Sales Agency Agreement Signature Page

BNP PARIBAS

By:	/s/ Hugh Pryse-Davies
	Name:	Hugh Pryse-Davies
	Title:	Duly Authorized Signatory

By:	/s/ Heike Kruger
	Name:	Heike Kruger
	Title:	Authorized Signatory

Sales Agency Agreement Signature Page

CITIGROUP GLOBAL MARKETS LIMITED

By:	/s/ Angela Donnelly
	Name:	Angela Donnelly
	Title:	Delegated Signatory

Sales Agency Agreement Signature Page

COMMERZBANK AKTIENGESELLSCHAFT

By:	/s/ Happel
	Name:	Happel
	Title:	Abteilungsdirektor

By:	/s/ Hauser
	Name:	Hauser
	Title:	Syndika

Sales Agency Agreement Signature Page

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK

By:	/s/ John Oei
	Name:	John Oei
	Title:	Managing Director

By:	/s/ Eric Busner
	Name:	Eric Busner

Sales Agency Agreement Signature Page

CREDIT SUISSE SECURITIES (EUROPE) LIMITED

By:	/s/ Richard Johnson
	Name:	Richard Johnson
	Title:	Director

By:	/s/ Christopher M. Tuffey
	Name:	Christopher M. Tuffey
	Title:	Managing Director

Sales Agency Agreement Signature Page

DEUTSCHE BANK AG, LONDON BRANCH

By:	/s/ Ritu Ketkar
	Name:	Ritu Ketkar
	Title:	Managing Director, Deutsche Bank Securities Inc.

By:	/s/ Adam Raucher
	Name:	Adam Raucher
	Title:	Managing Director

Sales Agency Agreement Signature Page

HSBC BANK PLC

By:	/s/ Stuart King
	Name:	Stuart King
	Title:	Director

Sales Agency Agreement Signature Page

J.P. MORGAN SECURITIES PLC

By:	/s/ Selma Adhikary
	Name:	Selma Adhikary
	Title:	Executive Director

Sales Agency Agreement Signature Page

LLOYDS BANK PLC

By:	/s/ Michael Kammerlander
	Name:	Michael Kammerlander
	Title:	Director, Debt Capital Markets

Sales Agency Agreement Signature Page

MERRILL LYNCH INTERNATIONAL

By:	/s/ Oliver Johnson
	Name:	Oliver Johnson
	Title:	Managing Director

Sales Agency Agreement Signature Page

MIZUHO INTERNATIONAL PLC

By:	/s/ Philipp Orgler
	Name:	Philip Orgler
	Title:	Executive Director, MTN

Sales Agency Agreement Signature Page

MORGAN STANLEY & CO. INTERNATIONAL PLC

By:	/s/ Gordon Charlton
	Name:	Gordon Charlton
	Title:	Executive Director

Sales Agency Agreement Signature Page

RBC EUROPE LIMITED

By:	/s/ Elaine Murray
	Name:	Elaine Murray
	Title:	Duly Authorised Signatory

Sales Agency Agreement Signature Page

THE ROYAL BANK OF SCOTLAND PLC (TRADING AS NATWEST MARKETS)

By:	/s/ Uzo Onwere
	Name:	Uzo Onwere
	Title:	Authorised Signatory

Sales Agency Agreement Signature Page

SOCIÉTÉ GÉNÉRALE

By:	/s/ Andrew Menzies
	Name:	Andrew Menzies
	Title:	Managing Director

Sales Agency Agreement Signature Page

SMBC NIKKO CAPITAL MARKETS LIMITED

By:	/s/ Sam Amalou
	Name:	Sam Amalou
	Title:	Authorised Signatory

Sales Agency Agreement Signature Page

UNICREDIT BANK AG

By:	/s Claus Fincke
	Name:	Clause Fincke

By:	/s/ Adrian Schäfer
	Name:	Adrian Schäfer
	Title:	Director

Sales Agency Agreement Signature Page

ANNEX A

AGENT CONTACT INFORMATION

Goldman Sachs International

Peterborough Court

133 Fleet Street

London

EC4A 2BB

Attention: Syndicate Desk

Fax: +44 (0) 20 7774 2330

Australia and New Zealand Banking Group Limited

40 Bank Street, 28th floor

Canary Wharf

London E14 5NR, United Kingdom
Attention: Debt Syndicate
Phone: +44 (0)20 3229 2012
Facsimile: +44 (0)20 3229 2012
Email: paul.snowden@anz.com / paul.johnson@anz.com

Barclays Bank PLC

5 The North Colonnade, Canary Wharf

London E14 4BB, United Kingdom

Attention: MTN Dealers

Phone: +44 (0)20 7773 9090

Facsimile: +44 (0)20 7516 7548

Email: mtndskldn@barclays.com

Banco Bradesco BBI S.A.

Av. Brigadeiro Faria Lima, 3064, 10th floor,

São Paulo, SP, Brasil, 01451-000

Attention: Legal Department

Phone: . +55 11 3847-5229

Email: paula.bernardi@bradescobbi.com.br

BB Securities Limited
4th Floor, Pinners Hall, 105-108 Old Broad Street
London EC2N 1ER, United Kingdom
Attention: Operations Department

Phone: +44 (0) 207 367 5810

Facsimile: +44 (0) 207 796 0863

Email: bbssettlements@bb.com.br

1

BNP Paribas
10 Harewood Avenue

London, NW1 6AA, United Kingdom
Attention: Fixed Income Syndicate

Phone: +44 (0) 20 7595 8222

Facsimile: +44 (0) 20 7595 2555

Email: emtn.programmes@bnpparibas.com

Citigroup Global Markets Limited

Citigroup Centre

Canada Square

Canary Wharf

London E14 5LB, United Kingdom

Attention: MTN Desk

Facsimile: +44 (0) 20 7986 1927

Commerzbank Aktiengesellschaft

Kaiserstraße 16 (Kaiserplatz)

60311 Frankfurt am Main, Federal Republic of Germany

Attention: Group Legal Debt Securities

Phone: +49 69 136 89546

Facsimile: +49 69 136 85719

Crédit Agricole Corporate and Investment Bank

12 place des Etats-Unis, CS 70052

92547 Montrouge CEDEX, France

Credit Suisse Securities (Europe) Limited

One Cabot Square

London E14 4QJ, United Kingdom
Attention: Legal and Transaction Management

Phone +44 20 (0) 7888 2816

Facsimile: +44 (0) 20 7905 6128

Email: tmg.documentation@credit-suisse.com

Deutsche Bank AG, London Branch

Winchester House

1 Great Winchester Street

London EC2N 2DB, United Kingdom

Attention: MTN Trading Desk

Fax: +44 20 7541 2761

Email: tss-gds.eur@db.com

2

HSBC Bank plc

8 Canada Square

London, E14 5HQ, United Kingdom

Attention: Legal & Transaction Management Group

Phone: +1 866 811 8049

Facsimile: +44 (0) 207 992 4973

Email: transaction.management@hsbcib.com

J.P. Morgan Securities plc

25 Bank Street,

London E14 5JP , United Kingdom

Attention: Euro Medium Term Note Desk

Phone: 020 7134 1470

Facsimile: 020 3493 1413

Lloyds Bank plc

10 Gresham Street

London EC2V 7AE, United Kingdom

Attention: Bond Syndicate

Phone: +44 20 7050 6060

Facsimile: +44 20 7158 3252

Email: Bond.syndicate@lloydsbanking.com

Merrill Lynch International

2 King Edward Street

London EC1A 1HQ, United Kingdom

Attention: EMTN Trading and Distribution Desk

Telephone: 020 7995 3995

Fax: 020 7995 0048

Mizuho International plc

Mizuho House

30 Old Bailey

London EC4M 7AU, United Kingdom

Attention: MTN Trading Desk

Telephone: +44 20 7236 1090

Fax: +44 20 7651 2922

Email: DL-MHI-MTN-Mizuho@uk.mizuho-sc.com

3

Morgan Stanley & Co. International plc

25 Cabot Square

Canary Wharf

London E14 4QA, United Kingdom
Attention: Head of Transaction Management Group, Global Capital Markets
Phone: +44 (0)20 7677 7799
Facsimile: +44 (0)20 7056 4984
Email: tmglondon@morganstanley.com

RBC Europe Limited
Riverbank House

2 Swan Lane

London EC4R 3BF, United Kingdom

Attention: New Issues Syndicate Desk

Telephone: +44 (0) 20 7029 7031

Fax: +44 (0) 20 7029 7927

The Royal Bank of Scotland plc (trading as Natwest Securities)

250 Bishopsgate

London EC2M 4AA, United Kingdom

Attention: Euro Medium Term Note Desk

Phone: +44 (0)20 7085 4154

Facsimile: +44 (0)20 7085 2591

SMBC Nikko Capital Markets Limited
One New Change
London, EC4M 9AF
Attention: Legal

Phone: +44 20 3527 7000
Email: LNTM@smbcnikko-cm.com

Société Générale

10 Bishops Square

London E1 6EG, United Kingdom

Attention: Syndicate Desk GLFI/SYN/CAP/BND

Phone: + 44 (0)20 7676 7329

Email: syndicate-mo@sgcib.com

UniCredit Bank AG

Arabellastr. 12

D-81925 Munich, Federal Republic of Germany

Phone: +49 89 378 11375

Facsimile: +49 89 378 33 15964

Email: dcmlegal@unicredit.de

4

EXHIBIT A

FORD MOTOR CREDIT COMPANY LLC

[Title of Security]

Terms Agreement

, [20   ]

To the Agent(s) listed on
the signature page hereto:

Ladies and Gentlemen:

Ford Motor Credit Company LLC (the “Company”) proposes, subject to the terms and conditions stated herein and in the Sales Agency Agreement, dated [•] (the “Agency Agreement”), between the Company and Goldman Sachs International, Australia and New Zealand Banking Group Limited, Barclays Bank PLC, BB Securities Limited, BNP Paribas, Banco Bradesco BBI S.A., Citigroup Global Markets Limited, Commerzbank Aktiengesellschaft, Crédit Agricole Corporate and Investment Bank, Credit Suisse Securities (Europe) Limited, Deutsche Bank AG, London Branch, HSBC Bank plc, J.P. Morgan Securities plc, Lloyds Bank plc, Merrill Lynch International, Mizuho International plc, Morgan Stanley & Co. International plc, RBC Europe Limited, SMBC Nikko Capital Markets Limited, Société Générale, The Royal Bank of Scotland plc (trading as NatWest Markets), UniCredit Bank AG (each, an “Agent,” and collectively, the “Agents”), to issue and sell to the Agents the Notes specified in Schedule I hereto (the “Purchased Notes”).          propose(s) to offer the Notes for sale upon the terms and conditions set forth in the Prospectus as amended or supplemented relating to the Purchased Notes.  Each of the provisions of the Agency Agreement not specifically related to the solicitation by          , as agent(s) of the Company, of offers to purchase Notes is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein.  Nothing contained herein or in the Agency Agreement shall make any party hereto an agent of the Company or make such party subject to the provisions therein relating to the solicitation of offers to purchase securities from the Company, solely by virtue of its execution of this Terms Agreement.  Each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Terms Agreement, except that each representation and warranty set forth in Section 1 of the Agency Agreement relating to the Prospectus shall be deemed to have been made as of the date of the Agency Agreement and, with respect to the Prospectus as amended or supplemented applicable to the Purchased Notes covered by this Terms Agreement, shall be deemed to have been made as of the date of this Terms Agreement.  Unless otherwise defined herein, terms defined in the Agency Agreement are used herein as therein defined.

An amendment to the Registration Statement, or an amendment or supplement to the Prospectus, as the case may be, relating to the Purchased Notes, in the form heretofore delivered to you, is now proposed to be electronically transmitted for filing with the SEC.

Subject to the terms and conditions set forth herein and in the Agency Agreement incorporated herein by reference, the Company agrees to issue and sell to          and          agrees to purchase from the Company the Purchased Notes, at the time and place, in the principal amount and at the purchase price set forth in Schedule I hereto.

Notwithstanding anything herein or in the Agency Agreement contained, you may, by notice to the Company given at any time prior to the Closing Date when payment would otherwise be due to the Company hereunder, terminate this Agreement if:

(i)                                     (A) there shall have occurred a declaration of a general moratorium on commercial banking activities in any of the United States, and/or if the Purchased Notes are sold outside the United States, any of the Member States of the European Union or the countries where such Notes are being offered or sold, and/or if such Notes are denominated in a foreign currency, the country of issuance of such currency, by the authorities that govern such banking systems or a material disruption in the securities settlement or clearance systems in the United States, any of the Member States of the European Union or any of the relevant countries relating to currency or markets, which moratorium or disruption remains in effect and which, in your reasonable judgment, substantially impairs your ability to settle the transaction involving such Notes; provided that the exercise of such judgment shall take into account the availability of alternative means for settlement and the likely duration of such moratorium or disruption with the understanding that if the SEC, the Financial Conduct Authority, the Prudential Regulation Authority or with respect to a United States banking moratorium, the Board of Governors of the Federal Reserve System, or with respect to a moratorium of any member state of the European Union or any of the relevant countries relating to currency or markets, the national banking authority of such country, has unequivocally stated prior to the Closing Date that the resumption of such systems will occur within three business days of the scheduled Closing Date for such Notes, the ability to settle the transaction shall not be deemed to be substantially impaired or (B) the United States, any of the Member States of the European Union or any of the relevant countries relating to currency or markets shall not have become engaged in hostilities which have resulted in the declaration of a national emergency or a declaration of war by the governmental authorities empowered to make such declaration, which makes it impracticable or inadvisable, in your reasonable judgment, to proceed with the public offering or the delivery of such Notes on the terms and in the manner contemplated in the Prospectus as amended or supplemented and this Terms Agreement, or

(ii)                                  there shall have occurred (A) any suspension or limitation on trading in securities generally on the New York Stock Exchange, or any relevant stock exchanges and financial markets relating to currency or markets, or any setting of minimum prices for trading on such exchange or market system, (B) any suspension of trading of any securities of Ford on any exchange or in the over-the-counter market, (C) any material outbreak or material escalation of hostilities involving the engagement of armed conflict in which the United States, any of the Member States of the European Union or any of the relevant countries relating to currency or markets is involved or any other substantial national or international calamity or emergency or (D) any material adverse change in the general economic, political, legal, tax, regulatory or financial

2

conditions or currency exchange rates in the United States, any of the Member States of the European Union or any of the relevant countries relating to currency or markets (whether resulting from events within or outside of the relevant country) which, in your view, has caused a substantial deterioration in the price and/or value of such Notes, that, in the case of clause (A), (B), (C) or (D), in the mutual reasonable determination of you and the Company, makes it impracticable or inadvisable to proceed with the public offering or the delivery of such Notes on the terms and in the manner contemplated in the Prospectus as amended or supplemented and this Terms Agreement.

Furthermore, you may, by notice to the Company given at any time prior to the Closing Date when payment would otherwise be due to the Company hereunder, terminate this Agreement if, since the respective dates as of which information is given in the Prospectus as amended or supplemented, there shall have occurred any material adverse change, or any development involving a prospective material adverse change, in or affecting particularly the business or assets of the Company and its subsidiaries considered as a whole, or any material adverse change in the financial position or results of operations of the Company and its subsidiaries considered as a whole, otherwise than as set forth or contemplated in the Prospectus as amended or supplemented, which in any such case makes it impracticable or inadvisable in your reasonable judgment to proceed with the public offering or the delivery of the Purchased Notes on the terms and in the manner contemplated in the Prospectus as amended or supplemented and this Terms Agreement.

If this Agreement shall be terminated by you (a) because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of the Agreement, or (b) if for any reason the Company shall become unable to perform its obligations under this Agreement, except for the reasons set forth in the immediately preceding paragraphs, the Company agrees to reimburse you for all out-of-pocket expenses (including fees and expenses of your counsel) reasonably incurred by you in connection with the proposed offer and sale of the Notes.  The provisions of Section 10 of the Agency Agreement shall survive the termination or cancellation of this Agreement.

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If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, and, upon acceptance hereof by you, this letter and such acceptance hereof, including those provisions of the Sales Agency Agreement incorporated herein by reference, shall constitute a binding agreement between you and the Company.

FORD MOTOR CREDIT COMPANY LLC

By
Name:
Title:

Accepted as of the date hereof:

By:
Name:
Title:

Terms Agreement Signature Page

SCHEDULE I TO TERMS AGREEMENT

Title of Purchased Notes:

[  %] [Fixed Rate] [Floating Rate] Medium-Term Notes

Aggregate Principal Amount:

€

Denominations:

[€         ]

Price to Public:

% of the principal amount of the Purchased Notes, plus accrued interest from              to              [and accrued amortization, if any, from              to             ]

Purchase Price by [          ]:

% of the principal amount of the Purchased Notes, plus accrued interest from              to              [and accrued amortization, if any, from              to             ]

Maturity:

Interest Rate:

[   %]

Interest Payment Dates:

[months and dates]

Redemption Provisions:

[No redemption provisions]

[The Purchased Notes may be redeemed, [otherwise than through the sinking fund,] in whole or in part at the option of the Company, in the amount of €          or in an integral multiple thereof,

[on or after             ,        at the following redemption prices (expressed in percentages of principal amount).  If [redeemed on or before             ,       ,       %, and if] redeemed during the 12-month period beginning             ,       ,

Year	Redemption Price

and thereafter at 100% of their principal amount, together in each case with accrued interest to the redemption date.]]

[on any interest payment date falling on or after             ,       , at the election of the Company, at a redemption price equal to the principal amount thereof, plus accrued interest to the date of redemption.]

[Other possible redemption provisions, such as mandatory redemption upon occurrence of certain events or redemption for changes in tax law.]

[Restrictions on refunding.]

Sinking Fund Provisions:

[No sinking fund provisions.]

[The Purchased Notes are entitled to the benefit of a sinking fund to retire €          principal amount of Purchased Notes on           in each of the years        through        at 100% of their principal amount plus accrued interest] [, together with [cumulative] [noncumulative] redemptions at the option of the Company to retire an additional €          principal amount of Purchased Notes in the years        through        at 100% of their principal amount plus accrued interest.]

[If Purchased Notes are Extendable Debt Securities, insert —

Extendable Provisions:

The Purchased Notes are repayable on             , at the option of the holder, at their principal amount with accrued interest.  The initial annual interest rate will be       %, and thereafter the annual interest rate will be adjusted on             ,       , and              to a rate not less than       % of the effective annual interest rate on              obligations with           year maturities as of the [interest date 15 days prior to maturity date] prior to such [insert maturity date].]

[If Purchased Notes are Floating Rate Debt Securities, insert —

Floating Rate Provisions:]

Time of Delivery:

Closing Location:

Method of and Specified Funds for Payment of Purchase Price:

[New York] [Clearing House Funds]

[Wire Transfer]

Documents to be Delivered:

The following documents referred to in the Agency Agreement shall be delivered as a condition to the Closing:

[(1)     The officers’ certificate referred to in Section 5(c).]

[(2)     The opinion referred to in Section 5(a).]

[(3)     The accountants’ letter referred to in Section 5(d).]

[(4)     The opinion or opinions referred to in Section 5(b).]

Other Provisions (including Syndicate Provisions, if applicable):

EXHIBIT B

FORD MOTOR CREDIT COMPANY LLC

ADMINISTRATIVE PROCEDURES

for Medium-Term Notes Due Nine Months or More from Date of Issue
(Dated as of February 17, 2017)

Medium-Term Notes Due Nine Months or More from Date of Issue (the “Notes”) are to be offered on a continuous basis by Ford Motor Credit Company LLC, a Delaware limited liability company (the “Company”), to or through Goldman Sachs International, Australia and New Zealand Banking Group Limited, Barclays Bank PLC, BB Securities Limited, BNP Paribas, Banco Bradesco BBI S.A., Citigroup Global Markets Limited, Commerzbank Aktiengesellschaft, Crédit Agricole Corporate and Investment Bank, Credit Suisse Securities (Europe) Limited, Deutsche Bank AG, London Branch, HSBC Bank plc, J.P. Morgan Securities plc, Lloyds Bank plc, Merrill Lynch International, Mizuho International plc, Morgan Stanley & Co. International plc, RBC Europe Limited, SMBC Nikko Capital Markets Limited, Société Générale, The Royal Bank of Scotland plc (trading as NatWest Markets), UniCredit Bank AG (each, an “Agent,” and collectively, the “Agents”) pursuant to a sales agency agreement, dated February 17, 2017 (the “Sales Agency Agreement”), by and among the Company and the Agents.  The Sales Agency Agreement provides both for the sale of Notes by the Company to one or more of the Agents as principal for resale to investors and other purchasers and for the sale of Notes by the Company directly to investors (as may from time to time be agreed to by the Company and an Agent or Agents), in which case each such Agent will act as an agent of the Company in soliciting purchases of Notes.

The Notes will be issued as a series of debt securities pursuant to the indenture dated as of March 16, 2016 as supplemented from time to time (such indenture, together with any Indenture supplemental thereto, being herein referred to as the “Indenture”) between the Company and The Bank of New York Mellon, as trustee (the “Trustee”).  The Company has filed a Registration Statement with the Securities and Exchange Commission (the “Commission”) registering debt securities (which includes the Notes) (the “Registration Statement,” which term shall include any additional registration statements filed in connection with the Notes).  The term “Prospectus” means, collectively, (i) the base prospectus relating to various securities of the Company, including the Notes, that was included in the Registration Statement at its time of filing, (ii) the prospectus supplement relating to the Notes most recently filed by the Company with the Commission pursuant to Rule 424(b) under the rules and regulations of the Commission under the Securities Act of 1933, as amended (the “Act”), prior to the offer of any particular Notes and (iii) any final pricing supplement relating to the Notes delivered by the Company to the applicable Agent(s) for conveyance to investors and filed by the Company with the Commission pursuant to Rule 424(b) under the Act.  The most recent supplement to the Prospectus setting forth the purchase price, interest rate or formula, maturity date and other terms of the Notes (as applicable) is herein referred to as the “Pricing Supplement.”

The Notes will either be issued (a) in book-entry form and represented by one or more fully registered Notes without coupons (each, a “Global Note”) delivered to the Trustee, as

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agent for Euroclear Bank S.A./N.V. (“Euroclear”) or Clearstream Banking S.A. (“Clearstream”, and recorded in the book-entry system maintained by Euroclear or Clearstream, or (b) in certificated form (each, a “Certificated Note”) delivered to the investor or other purchaser thereof or a person designated by such investor or other purchaser.

General procedures relating to the issuance of all Notes are set forth in Part I hereof.  Additionally, Notes issued in book-entry form will be issued in accordance with the procedures set forth in Part II hereof and Certificated Notes will be issued in accordance with the procedures set forth in Part III hereof.  Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Indenture or the Notes, as the case may be.

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I. PROCEDURES OF GENERAL APPLICABILITY

Date of Issuance/Authentication:

Each Note will be dated as of the date of its authentication by the Trustee. Each Note shall also bear an original issue date (each, an “Original Issue Date”). The Original Issue Date shall remain the same for all Notes subsequently issued upon transfer, exchange or substitution of an original Note regardless of their dates of authentication.

Maturities:	Each Note will mature on a date nine months or more from its Original Issue Date (the “Stated Maturity Date”) selected by the investor or other purchaser and agreed to by the Company.

Registration:	Unless otherwise provided in the applicable Pricing Supplement, Notes will be issued only in fully registered form.

Denominations:	The Notes will be issued only in denominations of $€100,000 (or the equivalent thereof in one or more foreign or composite currencies) and integral multiples of €1,000 in excess thereof.

Interest Rate Bases applicable to Floating Rate Notes:

Unless otherwise provided in the applicable Pricing Supplement, Floating Rate Notes will bear interest at a rate or rates determined by reference to the LIBOR, EURIBOR, CD Rate, the CMT Rate, the Commercial Paper Rate, the Eleventh District Cost of Funds Rate, the Federal Funds Rate, the Prime Rate, the Treasury Rate, or such other interest rate basis or formula as may be set forth in the applicable Pricing Supplement, or by reference to two or more such rates, as adjusted by the Spread and/or Spread Multiplier, if any, applicable to such Floating Rate Notes.

Redemption/Repayment:

The Notes will be subject to redemption by the Company in accordance with the terms of the Notes, which will be fixed at the time of sale and set forth in the applicable Note and related Pricing Supplement. If no Initial Redemption Date is indicated with respect to a Note, such Note will not be redeemable prior to its Stated Maturity Date.

The Notes will be subject to repayment at the option of the Holders thereof in accordance with the terms of the Notes, which will be fixed at the time of sale and set forth in the applicable Note and related Pricing Supplement. If no Optional Repayment Date is indicated with respect to a Note, such Note will not be repayable at the option of the Holder prior to its Stated Maturity Date.

Calculation of Interest:	In the case of Fixed Rate Notes, unless specified otherwise in the

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applicable pricing supplement, (including payments for partial periods) will be calculated and paid on the basis of a 360-day year of twelve 30-day months.

The interest rate on each Floating Rate Note will be calculated by reference to the specified Interest Rate Basis or Interest Rate Bases plus or minus the applicable Spread, if any, and/or multiplied by the applicable Spread Multiplier, if any.

Unless otherwise provided in the applicable Pricing Supplement, interest on each Floating Rate Note will be calculated by multiplying its principal amount by an accrued interest factor. Such accrued interest factor is computed by adding the interest factor calculated for each day in the period for which accrued interest is being calculated. Unless otherwise provided in the applicable Pricing Supplement, the interest factor for each such day is computed by dividing the interest rate applicable to such day by 360 if the LIBOR, EURIBOR, CD Rate, Commercial Paper Rate, Eleventh District Cost of Funds Rate, Federal Funds Rate, or Prime Rate is an applicable Interest Rate Basis, or by the actual number of days in the year if the CMT Rate or Treasury Rate is an applicable Interest Rate Basis. As provided in the applicable Pricing Supplement, the interest factor for Notes for which the interest rate is calculated with reference to two or more Interest Rate Bases will be calculated in each period in the same manner as if only one of the applicable Interest Rate Bases applied.

Interest:

General. Each Note will bear interest in accordance with its terms. Unless otherwise provided in the applicable Pricing Supplement, interest on each Note will accrue from and including the Original Issue Date of such Note for the first interest period or from the most recent interest Payment Date (as defined below) to which interest has been paid or duly provided for all subsequent interest periods to but excluding the applicable Interest Payment Date or the Stated Maturity Date or date of earlier redemption or repayment, as the case may be (the Stated Maturity Date or date of earlier redemption or repayment is referred to herein as the “Maturity Date” with respect to the principal repayable on such date).

If an Interest Payment Date or the Maturity Date with respect to any Fixed Rate Note falls on a day that is not a Business Day (as defined below), the required payment to be made on such day need not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on such day, and no interest shall accrue on such payment

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for the period from and after such day to the next succeeding Business Day. If an Interest Payment Date other than the Maturity Date with respect to any Floating Rate Note would otherwise fall on a day that is not a Business Day, such Interest Payment Date will be postponed to the next succeeding Business Day, except that in the case of a Floating Rate Note for which LIBOR or EURIBOR is an applicable Interest Rate Basis, if such Business Day falls in the next succeeding calendar month, such Interest Payment Date will be the immediately preceding Business Day. If the Maturity Date with respect to any Floating Rate Note falls on a day that is not a Business Day, the required payment to be made on such day need not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on such day, and no interest shall accrue on such payment for the period from and after the Maturity Date to the next succeeding Business Day. Unless otherwise provided in the applicable Note, “Business Day” means any day, other than a Saturday or Sunday, that is neither a legal holiday and that a day on which commercial banks are authorized or required by law, regulation or executive order to close in The City of New York; provided, however, that if the Specified Currency is other than United States dollars, such day is also not a day on which commercial banks are authorized or required by law, regulation or executive order to close in the Principal Financial Center of the country issuing the Specified Currency, and provided further that, with respect to Notes as to which LIBOR is an applicable Interest Rate Basis, the day is also a London Business Day. If the Specified Currency is euro, the term Business Day means any day that is not a Saturday or Sunday, and is also a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System is operating. As used herein, “London Business Day” means any day on which commercial banks are open for business (including dealings in the designated LIBOR currency) in London.

“Principal Financial Center” means (i) the capital city of the country issuing the Specified Currency, or (ii) the capital city of the country to which the designated LIBOR Currency relates, as applicable, except that with respect to United States dollars, Australian dollars, Canadian dollars, New Zealand dollars, South African rand and Swiss francs, the “Principal Financial Center” shall be The City of New York, Sydney, Toronto, Auckland and Zurich, respectively, and in the event the LIBOR Currency is euro, the “Principal Financial Center” is London.

Regular Record Dates. Unless otherwise provided in the

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applicable Pricing Supplement, the “Regular Record Date” for a Note shall be the date 15 calendar days (whether or not a Business Day) preceding the applicable Interest Payment Date.

Interest Payment Dates. Interest payments will be made on each Interest Payment Date commencing with the first Interest Payment Date following the Original Issue Date; provided, however, the first payment of interest on any Note originally issued between a Regular Record Date and an Interest Payment Date will occur on the Interest Payment Date following the next succeeding Regular Record Date.

Unless otherwise provided in the applicable Pricing Supplement, interest payments on Senior Fixed Rate Notes will be made semiannually in arrears on the dates specified in the applicable Pricing Supplement and on the Maturity Date, while interest payments on Floating Rate Notes will be made as specified in the applicable Floating Rate Note and as described in the applicable Pricing Supplement.

Acceptance and Rejection of Offers from Solicitation as Agents:

If agreed upon by the applicable Agent and the Company, then such Agent acting solely as agent for the Company and not as principal will solicit purchases of the Notes. Each Agent will communicate to the Company, orally or in writing, each reasonable offer to purchase Notes solicited by such Agent on an agency basis. Each Agent has the right, in its discretion reasonably exercised, to reject any proposed purchase of Notes, as a whole or in part, and any such rejection shall not be a breach of such Agent’s agreement contained in the Sales Agency Agreement. The Company has the sole right in its discretion to accept or reject any proposed purchase of Notes, in whole or in part, and any such rejection shall not constitute a breach of the Company’s agreement contained in the Sales Agency Agreement. Each Agent has agreed to make reasonable best efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Notes has been solicited by such Agent and accepted by the Company.

Preparation of Pricing Supplement:

If any offer to purchase a Note is accepted by the Company, the Company will promptly prepare a Pricing Supplement reflecting the terms of such Note. Information to be included in the Pricing Supplement shall include:

1. the title of the Notes; 2. the date of the Pricing Supplement and the date of

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the Prospectus to which the Pricing Supplement relates;

3.                                      the name of the Offering Agent (as defined below);

4.                                      whether such Notes are being sold to the Offering Agent (as defined below) as principal or to an investor or other purchaser through the Offering Agent acting as agent for the Company;

5.                                      with respect to Notes sold to the Offering Agent as principal, whether such Notes will be resold by the Offering Agent to investors and other purchasers at (i) a fixed public offering price of a specified percentage of their principal amount or (ii) at varying prices related to prevailing market prices at the time of resale to be determined by the Offering Agent;

6.                                      with respect to Notes sold to an investor or other purchaser through the Offering Agent acting as agent for the Company, whether such Notes will be sold at (i) 100% of their principal amount or (ii) a specified percentage of their principal amount;

7.                                      the Offering Agent’s discount or commission;

8.                                      Net proceeds to the Company;

9.                                      the price to public, Principal Amount, Specified Currency, Original Issue Date, Stated Maturity Date, Interest Payment Date(s), Authorized Denomination, Initial Redemption Date, if any, Initial Redemption Percentage, if any, Annual Redemption Percentage Reduction, if any, Optional Repayment Date(s), if any, Exchange Rate Agent, if any, and, in the case of Fixed Rate Notes, the Interest Rate, and whether such Fixed Rate Note is an Original Issue Discount Note (and, if so, the Issue Price), and, in the case of Floating Rate Notes, the Interest Category, the Interest Rate Basis or Interest Rate Bases, the Day Count Convention, the Index Maturity (if applicable), the Designated LIBOR Currency (if applicable), the Initial Interest Rate, if any, the Maximum Interest Rate, if any, the Minimum Interest Rate, if any, the Initial Interest Reset Date, the Interest Reset Dates, the Spread and/or Spread Multiplier, if any, and the Calculation Agent (if other than The Bank of New York Mellon); and

10.                               any other/additional provisions of the Notes material to investors or other purchasers of the Notes not

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otherwise specified in the Prospectus.

The Company shall use its reasonable efforts to send such Pricing Supplement by telecopy, electronic delivery of a PDF or overnight express (for delivery by the close of business on the applicable trade date, but in no event later than 11:00 a.m., New York City time, on the Business Day following the applicable trade date) to the Agent which made or presented the offer to purchase the applicable Note (in such capacity, the “Offering Agent”) and the Trustee: if to the Agents, at their respective addresses listed in Annex A hereto; and if to the Trustee, to: The Bank of New York Mellon, Corporate Trust Administration, 101 Barclay Street — 7W, New York, NY 10286. For record keeping purposes, one copy of such Pricing Supplement shall also be mailed, electronically delivered or telecopied to Shearman & Sterling LLP, 599 Lexington Avenue, New York, New York 10022, Attention: Lisa L. Jacobs, Esq., (212) 848-7678, Telecopy No.: (646) 848-7678.

In each instance that a Pricing Supplement is prepared, the Offering Agent will provide a copy of such Pricing Supplement to each investor or purchaser of the relevant Notes or its Agent. A Pricing Supplement may be delivered separately from the Prospectus. Outdated Pricing Supplements (other than those retained for files) will be destroyed.

Settlement:

The receipt of immediately available funds by the Company in payment for a Note and the authentication and delivery of such Note shall, with respect to such Note, constitute “settlement.” Offers accepted by the Company will be settled three Business Days after the trade date, or at such time as the purchaser, the Offering Agent and the Company shall agree, pursuant to the timetable for settlement set forth in Parts II and III hereof under “Settlement Procedure Timetable” with respect to Global Notes and Certificated Notes, respectively (each such date fixed for settlement is hereinafter referred to as a “Closing Date”). If procedures A and B of the applicable Settlement Procedures with respect to a particular offer are not completed on or before the time set forth under the applicable “Settlement Procedures Timetable,” such offer shall not be settled until the Business Day following the completion of settlement procedures A and B or such later date as the purchaser and the Company shall agree.

The foregoing settlement procedures may be modified with respect to any purchase of Notes by an Agent as principal if so agreed by the Company and such Agent.

Procedure for Changing	When a decision has been reached to change the interest rate or

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Rates or Other Variable Terms:

any other variable term on any Notes being sold by the Company, the Company will promptly advise the Agents and the Trustee by facsimile or electronic transmission and the Agents will forthwith suspend solicitation of offers to purchase such Notes. The Agents will telephone the Company with recommendations as to the changed interest rates or other variable terms. At such time as the Company notifies the Agents and the Trustee of the new interest rates or other variable terms, the Agents may resume solicitation of offers to purchase such Notes. Until such time, only “indications of interest” may be recorded. Immediately after acceptance by the Company of an offer to purchase Notes at a new interest rate or new variable term, the Company, the Offering Agent and the Trustee shall follow the procedures set forth under the applicable “Settlement Procedures.”

Suspension of Solicitation; Amendment or Supplement:

The Company may instruct the Agents to suspend solicitation of offers to purchase Notes at any time. Upon receipt of such instructions, the Agents will forthwith suspend solicitation of offers to purchase from the Company until such time as the Company has advised the Agents that solicitation of offers to purchase may be resumed. If the Company decides to amend or supplement the Registration Statement or the Prospectus (other than to establish or change interest rates or formulas, maturities, prices or other similar variable terms with respect to the Notes), it will promptly advise the Agents and will furnish the Agents and their counsel with copies of the proposed amendment or supplement. Copies of such amendment or supplement will be delivered or mailed to the Agents, their counsel and the Trustee in quantities which such parties may reasonably request, if to the Agents, at their respective addresses listed in Annex A hereto; and if to the Trustee, to: The Bank of New York Mellon, Corporate Trust Administration, 101 Barclay Street — 7W, New York, NY 10286. For record keeping purposes, one copy of each such amendment or supplement shall also be mailed, electronically delivered or telecopied to Shearman & Sterling LLP, 599 Lexington Avenue, New York, New York 10022, Attention: Lisa L. Jacobs, Esq., (212) 848-7678, Telecopy No.: (646) 848-7678.

In the event that at the time the solicitation of offers to purchase from the Company is suspended (other than to establish or change interest rates or formulas, maturities, prices or other similar variable terms with respect to the Notes) there shall be any offers to purchase Notes that have been accepted by the Company which have not been settled, the Company will promptly advise the Offering Agent(s) and the Trustee whether

9

such offers may be settled and whether copies of the Prospectus as theretofore amended and/or supplemented as in effect at the time of the suspension may be delivered in connection with the settlement of such offers. The Company will have the sole responsibility for such decision and for any arrangements which may be made in the event that the Company determines that such offers may not be settled or that copies of such Prospectus may not be so delivered.

Delivery of Prospectus and applicable Pricing Supplement:

A copy of the most recent Prospectus and the applicable Pricing Supplement, which may be delivered separately from the Prospectus, must accompany or precede the earlier of (a) the written confirmation of a sale sent to an investor or other purchaser or its agent and (b) the delivery of Notes to an investor or other purchaser or its agent.

Authenticity of Signatures:

The Agents will have no obligation or liability to the Company or the Trustee in respect of the authenticity of the signature of any officer, employee or agent of the Company or the Trustee on any Note.

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II.             PROCEDURES FOR SETTLEMENT

Day	Latest London Time	Action
No later than Time of Delivery minus 4 (or such other number of days agreed between the Company, the Lead Manager and the Trustee)

The Company may, subject to the execution of the Terms Agreement referred to below, agree terms with an Agent (which includes any entity to be appointed as an agent under the Terms Agreement referred to below) (the “Lead Manager”) for the issue and purchase of a series of Notes to be subscribed pursuant to a Terms Agreement. The Lead Manager may invite other Agents (new or additional) approved by the Company to join an underwriting syndicate either on the basis of an invitation email agreed between the Company and the Lead Manager or on the terms of the Pricing Supplement referred to below and the Terms Agreement. The Lead Manager and any such Agents are together referred to as the “Managers”.

The Lead Manager instructs the Trustee to obtain a common code and ISIN from Euroclear or Clearstream. Each Common Code and ISIN is notified by the Trustee to the Company and the Lead Manager.

The Company and the Lead Manager agree a form of Pricing Supplement prepared by the Company which is submitted to legal counsel rendering a legal opinion in connection with the relevant issue for approval. A draft Terms Agreement is prepared by legal counsel to the Lead Manager. The Lead Manager sends a copy of the draft Terms Agreement, Pricing Supplement and Prospectus to any other Manager at least two full business days before the Terms Agreement is intended to be signed. The Terms Agreement and the Pricing Supplement are agreed and executed and a copy of the Pricing Supplement is sent by email to the Trustee which shall act as the Trustee’s authorization (including, in the case of Floating Rate Notes, for the purposes of rate fixing) to carry out the duties to be carried out by it under these Settlement Procedures and the Agency Agreement including preparing, authenticating and issuing a Global Note for the series of Notes which is to be purchased.

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No later than Time of Delivery minus 2	2:00 p.m.	The Lead Manager instructs Euroclear and/or Clearstream to debit its account and pay the purchase price, against delivery of the Notes to the account specified by the Company.
If applicable, the Trustee notifies the NYSE by email or by hand of the details of the series of Notes to be issued by sending the Pricing Supplement to the NYSE.

No later than Time of Delivery minus 1	3:00 p.m.

In the case of Floating Rate Notes, the Trustee notifies Euroclear, Clearstream, the Company, (if applicable) the NYSE and the relevant Agent via email of the Rate of Interest for the first Interest Period (if already determined). Where the Rate of Interest has not yet been determined, this will be notified in accordance with this paragraph as soon as it has been determined.

Time of Delivery minus 1 (in the case of pre-closed issues) or Time of Delivery (in any other case) (the “Payment Instruction Date”)	agreed time

The Trustee prepares and authenticates a
Global Note which is to be purchased. The conditions precedent in the Terms Agreement are satisfied and/or waived. The Global Note is then delivered by the Trustee to the Common Depositary and instructions are given by the Trustee (on behalf of the Company) to the Common Depositary to hold the Notes represented by such Global Note to the Company’s order.

The Lead Manager instructs the Common Depositary to request Euroclear and/or Clearstream to credit the appropriate principal amount of the relevant series of Notes to the respective accounts of the Managers with Euroclear or Clearstream against payment to the specified account of the Company of the purchase price for the relevant series of Notes for value on the Time of Delivery.

Time of Delivery		Euroclear and/or Clearstream debit and credit accounts in accordance with instructions received by them.

On or subsequent to the Time of Delivery

Each other Manager (if any) promptly notifies the Lead Manager when the distribution of the Notes purchased by it has been completed. The Lead Manager promptly notifies the Trustee upon completion of the distribution of the Notes of the relevant Series. The Trustee promptly notifies the Company, the Lead Manager, Euroclear and

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Clearstream of the Exchange Date with respect to the relevant series of Notes.

III.         FAILURE TO SETTLE

In the event that a purchaser (excluding any Agent purchasing as principal) shall fail to make payment for any Note, the relevant Agent will forthwith notify the Trustee and the Company by telephone.  Upon the Trustee’s receipt of such notification, the parties will use their best efforts to promptly reverse the settlement procedures to the extent possible.  The account of the Trustee at Euroclear or Clearstream as the case may be, will be debited in an amount equal to the amount previously credited thereto in respect of the relevant series of Notes and the account of the relevant Agent (acting on behalf of purchasers) will be credited in like amount.  If the Company shall have received payment in connection with such failed delivery, it shall promptly repay such payment to the Trustee.  Such debits, credits and repayment will be made on the Time of Delivery if possible, and in any event not later than the day following the Time of Delivery.  The Trustee and the Common Depositary will make such revisions to the Global Note representing such Agent’s interest as are necessary to reflect the cancellation of such Agent’s interest in such Global Note (thereby making such interest void ab initio).

If such failure shall have occurred for any reason other than default by an Agent in the performance of its obligations hereunder and under the relevant Agency Agreement, the Company will reimburse the Agent or the Trustee, as appropriate, on an equitable basis for its loss of the use of the funds during the period when they were credited to the account of the Company.

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